UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2006

FNBH BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-25752 (Commission File No.)	38-2869722 (IRS Employer Identification No.)

101 East Grand River, Howell, Michigan (Address of principal executive office)		48843 (Zip Code)

517-546-3150
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]     Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).|
[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of PrincipalOfficers.

(b)    Departure of Principal Officer and Director.

Effective April 28, 2006, Herbert W. Bursch resigned as the President and Chief Executive Officer of FNBH Bancorp, Inc. (the “Corporation”) and its wholly owned subsidiary bank, First National Bank in Howell (the “Bank”). Mr. Bursch also resigned from the Board of Directors of both the Corporation and the Bank, effective April 28, 2006.

(c)    Appointment of Principal Officer.

The Corporation has appointed Barbara Draper as the interim President and Chief Executive Officer of the Corporation and the Bank, effective April 28, 2006. Ms. Draper is 59 years old and formerly served as the President and Chief Executive Officer of the Corporation and the Bank from 1993 to 2004. Ms. Draper currently serves on the Board of Directors of both the Corporation and the Bank.

Currently, there is no arrangement or understanding between Ms. Draper and any other person pursuant to which she was or is to be selected as an officer and director of the Corporation or the Bank. The Corporation intends to enter into an employment agreement with Ms. Draper, in the very near term, to formally establish the terms and conditions of her employment with the Corporation and the Bank. Ms. Draper is not related to any other executive officer or director of the Corporation or the Bank or any person nominated or chosen by the Corporation or the Bank to become a director or executive officer.

Since her retirement in 2004, Ms. Draper has served continuously on the Board of Directors of both the Corporation and the Bank, but has otherwise not been employed by either entity.

Except as disclosed below, there have been no transactions since January 1, 2005, nor are there any currently proposed transactions, to which the Corporation or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which Ms. Draper had, or will have, a direct or indirect material interest that is required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Ms. Draper may be a customer of the Bank and may have had transactions with the Bank in the ordinary course of business since 2005. All loans and commitments included in such transactions were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, do not involve an unusual risk of collectibility or present other unfavorable features, and were made in compliance with applicable banking regulations.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

      99.1 Press release issued April 28, 2006.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2006	FNBH BANCORP, INC. By: /s/ Janice Trouba —————————————— Janice Trouba Chief Financial Officer

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